UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Pharmasset, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 20, 2009

Dear Stockholders:

It is my pleasure to invite you to Pharmasset’s 2009 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, March 24, 2009, at 9:00 a.m., at Le Parker Meridien, 118 West 57th Street, New York, New York. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There will also be time for questions.

The enclosed Notice of Annual Meeting, Proxy Statement and Proxy Card provide information about Pharmasset in addition to describing the business we will conduct at the meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote your shares using any of the following methods: vote by the Internet, as described in the instructions you receive; complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope; or vote in person at the meeting.

Thank you for your ongoing support of Pharmasset. I look forward to seeing you at our Annual Meeting.

Sincerely,

P. Schaefer Price President and Chief Executive Officer

PHARMASSET, INC.

303-A College Road East

Princeton, New Jersey 08540

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 24, 2009

To our stockholders:

We invite you to our 2009 annual meeting of stockholders, which will be held at Le Parker Meridien, 118 West 57th Street, New York, New York on Tuesday, March 24, 2009 at 9:00 a.m., local time. At the meeting, stockholders will be asked to:

1.	Elect three Class II Directors for the ensuing three years;

2.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

3.	Approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares issuable thereunder from 4,683,396 to 5,183,396; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

P. Schaefer Price, our President and Chief Executive Officer, will also present an update on our business operations at the annual meeting.

Stockholders of record at the close of business on January 23, 2009, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares.

By Order of the Board of Directors,

Paul Lubetkin
Executive Vice President, General Counsel and Secretary

Princeton, New Jersey

February 20, 2009

Proxy Statement

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about February 20, 2009, to owners of shares of Common Stock of Pharmasset, Inc. (which may be referred to herein as we, us or the Company) in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (referred to herein as the Annual Meeting). This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting, to vote. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 24, 2009.

THE PROXY STATEMENT FOR OUR 2009 ANNUAL MEETING, OUR ANNUAL REPORT TO STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2008 ARE AVAILABLE AT: http://www.pharmasset.com/materials

Information About the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

Common stockholders of record at the close of business on January 23, 2009 (the record date) may vote at the Annual Meeting. There were 23,390,987 shares of our Common Stock outstanding on January 23, 2009. During the 10 days prior to the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Paul Lubetkin, our Secretary, at (609) 613-4100 to arrange a visit to our offices.

If you were a stockholder of record on that date, you will be entitled to vote all of the shares of our Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of our Common Stock?

Each outstanding share of our Common Stock will be entitled to one vote on each matter considered at the Annual Meeting.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.	Over the Internet—If you have Internet access, you may authorize the voting of your shares by following the “Submit a proxy by Internet” instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.	By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors. Unsigned proxy cards will not be voted.

3.	In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Most of our stockholders hold their shares in “street name” through a stockbroker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank or other nominee in how to vote your shares.

Stockbrokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks or other nominees will have this discretionary authority with respect to the election of directors and the ratification of the appointment of our independent registered public accounting firm. In contrast, with respect to matters where stockbrokers, banks or other nominees do not have this discretionary authority, such as in the amendment to our 2007 Equity Incentive Plan, if the beneficial owners have not provided instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be included in determining whether a quorum is present but will have the effect of a vote against matters for which a majority of the outstanding shares entitled to vote is required for approval. In addition, those shares, which again will be included in determining whether a quorum is present, will have no effect on a vote for matters for which a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for approval, such as the amendment to our 2007 Equity Incentive Plan.

How do I change my vote?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

1.	Notifying our Secretary, Paul Lubetkin, in writing at 303-A College Road East, Princeton, New Jersey 08540, that you are revoking your proxy;

2.	Submitting new voting instructions using any of the methods described above; or

3.	Attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank or other nominee pursuant to the instructions you have received from them.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote using one of the methods described above.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing Kurt Leutzinger, our Chief Financial Officer, and Paul Lubetkin, our Executive Vice President, General Counsel, and Secretary as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of Common Stock may be voted.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of Class II Directors (see Proposal 1), “FOR” Proposal 2 and “FOR” Proposal 3. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

What constitutes a quorum?

The holders of a majority of the 23,390,987 shares of Common Stock issued and outstanding as of the record date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Three Class II Directors—For Proposal 1, the election of Class II Directors, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the three nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2—Ratification of the Appointment of our Independent Registered Public Accounting Firm—For Proposal 2, ratification of the appointment of our independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock present in person or represented by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Proposal 3—Amendment to our 2007 Equity Incentive Plan—For Proposal 3, an amendment to our 2007 Equity Incentive Plan, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of Common Stock represented in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Why are we being asked to ratify the appointment of Grant Thornton LLP?

Although stockholder approval of our Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its selection of Grant Thornton LLP.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the election of three Class II Directors, the ratification of the appointment of our independent registered public accounting firm and the amendment to our 2007 Equity Incentive Plan. If any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on the matter.

Where can I find the voting results?

We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending March 31, 2009, which we anticipate filing with the Securities and Exchange Commission in May 2009.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our board of directors, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. In addition, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our Common Stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended September 30, 2008 and audited our financial statements for such fiscal year. Grant Thornton LLP has been appointed by our Audit Committee to serve in the same role and to provide the same services for the fiscal year ended September 30, 2009, as well as to audit our internal control over financial reporting. We expect that one or more representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Will the directors be in attendance at the Annual Meeting?

We currently expect all of our directors to be in attendance at the Annual Meeting.

How may I obtain a copy of our Form 10-K or additional copies of this proxy statement?

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 or this proxy statement to be sent to you for no charge, by writing to our Secretary, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey, 08540.

Stock Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership of our Common Stock as of November 30, 2008:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each of our directors and director nominees;

•	each named executive officer listed in the summary compensation table that is a beneficial owner of our Common Stock; and

•	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 23,384,029 shares of Common Stock outstanding on November 30, 2008.

Unless otherwise indicated, the address for each person or entity named below is c/o Pharmasset Inc., 303-A College Road East, Princeton, New Jersey 08540.

	Shares Beneficially Owned
Name and Address	Number	Percentage

Five Percent Stockholders:
T. Rowe Price Associates, Inc (1)	2,756,899	11.8%
100 East Pratt Street
Baltimore, MD 21202
Raymond F. Schinazi, Ph.D., D. Sc.	2,507,354	10.7%
2881 Peachtree Road, N.E.
Unit 2204
Atlanta, GA 30305
Burrill & Company (2)	1,918,058	8.2%
One Embarcadero Center, Suite 2700
San Francisco, CA 94111
FrontPoint Partners LLC	1,731,804	7.4%
Two Greenwich Plaza
Greenwich, CT 06830-7153
Fidelity Management and Research	1,525,000	6.5%
245 Summer Street,14th floor
Boston, MA 02210-1133
Millennium Partners (3)	1,432,843	6.1%
666 Fifth Avenue, 8th Floor
New York, NY 10103
QVT Financial LP (4)	1,382,276	5.9%
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
RA Capital Management LLC (5)	1,168,153	5.0%
800 Boylston Street, Suite 1500
Boston, MA 02199

	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers:
M. Michelle Berrey, M.D., MPH (6)	28,646	*
G. Steven Burrill (2)	1,918,058	8.2%
William J. Carney (7)	81,459	*
Herbert J. Conrad (8)	19,500	*
Elliot F. Hahn (9)	81,458	*
Michael K. Inouye (10)	46,792	*
Kurt Leutzinger, C.P.A., M.B.A. (11)	315,020	1.3%
Michael J. Otto, Ph.D. (12)	68,250	*
Frederic D. Price (13)	33,458	*
P. Schaefer Price, M.B.A. (14)	829,968	3.5%
Michael D. Rogers	—	*
Robert F. Williamson III (15)	61,458	*
All directors and executive officers as a group (12 persons) (2)(7)(8)(9)(10)(11)(12)(13) (14)(15)	3,484,067	14.9%

*	Less than 1% of the outstanding Common Stock.
(1)	Represents 2,756,899 shares of Common Stock owned directly by T. Rowe Price Associates, Inc. (“T. Rowe Price”) or indirectly through affiliates of T. Rowe Price or through entities controlled by T. Rowe Price.
(2)	Represents 1,902,933 shares of Common Stock, 12,500 shares of Common Stock that are subject to immediately exercisable stock options, 625 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008, and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009. The Common Stock is collectively owned by Burrill Life Sciences Capital Fund, L.P., and Burrill Indiana Life Sciences Capital Fund, L.P. G. Steven Burrill is CEO of Burrill & Company, and Roger Wyse and Ann Hanham are Managing Directors of Burrill & Company and share investment and voting power over these shares, and the 12,500 shares of Common Stock that are subject to immediately exercisable stock options, the 625 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008, and the 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009 are owned solely by G. Steven Burrill.
(3)	Represents 1,432,843 shares of Common Stock collectively owned by Millenco LLc, Millennium Management LLC and Israel A. Englander.
(4)	Represents 1,382,276 shares of Common Stock collectively owned by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC.
(5)	Represents 1,168,153 shares of Common Stock collectively owned by RA Capital Management LLC, RA Capital Healthcare Fund LP, RA Capital Healthcare Fund II LP, Richard H. Aldrich and Peter Kolchinsky.
(6)	Includes 18,899 shares that are subject to immediately exercisable stock options and an additional 1,250 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008.
(7)	Includes 21,667 shares that are subject to immediately exercisable stock options, an additional 625 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2008 and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.
(8)	Consists of 17,500 shares that are subject to immediately exercisable stock options and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.
(9)	Includes 65,500 shares that are subject to immediately exercisable stock options, an additional 625 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2008, and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.
(10)	Consists of 44,167 shares that are subject to immediately exercisable stock options, an additional 625 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2008 and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.
(11)	Includes 92,563 shares that are subject to immediately exercisable stock options and an additional 15,208 shares that may be acquired upon the exercise of stock options within 60 days of November 30, 2008.
(12)	Includes 47,500 shares that are subject to immediately exercisable stock options and an additional 1,250 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008.
(13)	Consists of 29,167 shares that are subject to immediately exercisable stock options, an additional 2,292 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008 and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.
(14)	Includes 440,873 shares that are subject to immediately exercisable stock options and an additional 5,813 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008.
(15)	Includes 52,167 shares that are subject to immediately exercisable stock options, an additional 625 shares that may be acquired upon the exercise of options within 60 days of November 30, 2008 and 2,000 shares of restricted stock that cannot be sold until they vest on July 16, 2009.

Governance of the Company

General

This section describes our key corporate governance practices. Complete copies of our committee charters and code of ethics described below are available on our website at www.pharmasset.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540. Our board of directors believes that good corporate governance is important to ensure that Pharmasset is managed for the long-term benefit of our stockholders.

Board of Directors

Our board of directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. There are currently eight directors. There are three Class I Directors, three Class II Directors and two Class III Directors. Dr. Ansbert Gadicke and Dr. Alexandra Goll, both formerly Class III Directors, voluntarily resigned from our board of directors on October 10, 2007 and November 2, 2007, respectively. Dr. Herbert J. Conrad joined our board of directors on March 25, 2008, and is a Class III Director. At the Annual Meeting, you are being asked to re-elect the three Class II Directors to serve until the annual meeting of stockholders to be held in 2012 or until their respective successors are elected and qualified. Class I and Class III Directors will continue to serve until the annual meeting of stockholders to be held in 2011 and 2010, respectively, or until their respective successors are elected and qualified.

There are no family relationships between or among any of our officers or directors. No director, or associate of any director, is a party in any material proceeding with us or has any material interest adverse to us.

Below are the names, ages and certain other information of each member of our board of directors, including the nominees for election as Class II Directors. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of November 30, 2008 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Directors Whose Terms Are Expiring in 2009 (Class II Directors)

Robert F. Williamson III, 43, has served as a member of our board of directors since August 2004. Mr. Williamson is currently a consultant to life sciences companies. Mr. Williamson was the Chief Executive Officer and a director of Arriva Pharmaceuticals from April 2004 to May 2006. Arriva Pharmaceuticals filed for Chapter 11 protection under the federal bankruptcy laws on August 29, 2007, but has since emerged from bankruptcy. He is also the founder of LaSalle Venture Advisors, a consulting firm, where he has served as a consultant since 2002. From 2002 until 2004, Mr. Williamson served as the President and Chief Operating Officer of Eos Biotechnology. Mr. Williamson also served as the President and Chief Operating Officer of DoubleTwist, Inc., a provider of genomic information and bioinformatics analysis technologies, from July 1999 until February 2002. Mr. Williamson was also a partner with the Boston Consulting Group, Inc. from 1991 through 1999, where his clients included global pharmaceutical and medical device companies. Mr. Williamson received a B.A. in Economics from Pomona College and an M.B.A. from the Stanford Graduate School of Business.

Elliot F. Hahn, Ph.D., 64, has been a member of our board of directors since August 2000. Dr. Hahn is the Chairman and CEO of SoLapharm, Inc. and as of January 2008, is the Chairman of ACCU-BREAK Pharmaceuticals, Inc. (“ABP”). He previously served as the President of ABP since October 2004. Dr. Hahn was a co-founder of Andrx Corporation and has served as Chairman Emeritus since March 2003 until its acquisition in November 2006. Dr. Hahn served as Andrx Corporation’s President from February 1993 until March 2003, Chief Executive Officer from October 2001 until June 2002, and as Chairman of the Board of Directors from June 2002 through March 2003. From June 1990 until February 1993, Dr. Hahn was Vice President for Scientific Affairs of IVAX, where he was involved in the evaluation and licensing of product opportunities and was responsible for maintaining IVAX’s intellectual property. Prior to that, he was Vice President of Research at the pharmaceutical subsidiary of IVAX. Before joining IVAX, Dr. Hahn was an associate professor at The Rockefeller University, an assistant professor at Albert Einstein College of Medicine, and a member of the Institute for Steroid Research at Montefiore Hospital, all in New York City. Since 1988, he has been an adjunct Associate Professor at the University of Miami School of Medicine. He has authored or co-authored over sixty peer-reviewed scientific publications. Dr. Hahn serves as a member of the board of directors of Nations Health, CyDex, Inc. and a number of privately held pharmaceutical companies. Dr. Hahn holds a B.S. with Honors in Chemistry from City College of New York and a Ph.D. in Organic Chemistry from Cornell University.

G. Steven Burrill, 64, has served as a member of our board of directors since August 2004, and as Chairman of the Board since November 2004. Mr. Burrill is the founder and CEO of Burrill & Company, a San Francisco-based life sciences merchant bank. Prior to founding Burrill & Craves in 1994 and Burrill & Company in 1997, Mr. Burrill spent 28 years with Ernst & Young, directing and coordinating the firm’s services to clients in the life sciences, high technology and manufacturing industries worldwide. He currently serves as Chairman of the Boards of BioImagene and NewBridge, and is a member of the Boards of Directors of Catalyst Biosciences, CrossCart, DepoMed (NASDAQ: DEPO), Intranasal Therapeutics, Inc., Phytomedics, Proteogenix, Proventys, Targacept (NASDAQ: TRGT) and XDx. Mr. Burrill received his B.B.A. from the University of Wisconsin—Madison.

Class III Directors (Directors Whose Terms Expire in 2010)

Fredric D. Price, 63, has served as a member of our board of directors since March 2007. He is currently Executive Chairman of the Board of Directors of Peptimmune, Chairman of the Board of Directors of Omrix Biopharmaceuticals and a member of the board of directors of Enobia Pharma. Previously, he was Chairman of the Board of Directors and Chief Executive Officer of BioMarin Pharmaceutical from 2000 to 2004 and President, Chief Executive Officer and a member of the board of directors of Applied Microbiology from 1994 to 2000. As Chairman and/or CEO, he has raised $500 million in a variety of securities transactions, built FDA approved facilities and had drugs approved in the U.S. as well as in international markets. His earlier experience includes having been Vice President of Finance and Administration and Chief Financial Officer of Regeneron Pharmaceuticals, the founder of the strategy consulting firm RxFDP, and Vice President of Pfizer Pharmaceuticals with both line and staff responsibilities. Mr. Fredric Price is a co-inventor of 12 issued U.S. patents and one U.S. patent application. He received a B.A. from Dartmouth College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Herbert J. Conrad, 76, has served as a member of our board of directors since March 2008. He is currently the Chairman of the Board of Directors of Sapphire Therapeutics, a director of Savient Pharmaceuticals, Celldex and Symphony Evolution, and serves on the Medical Advisory Board of Henry Schein. From 1960 to 1993, Mr. Conrad served in a variety of marketing and strategic planning roles at Hoffmann LaRoche, and he was the President of the Roche Pharmaceuticals Division and a Member of the Executive Committee and Board of Directors from 1982 through 1993. Mr. Conrad has been involved in a number of business, industry, academic, civic and philanthropic organizations, and he also served in the U.S. Army’s Medical Services Corps. Mr. Conrad earned his undergraduate and graduate degrees in Pharmacy from the Brooklyn College of Pharmacy. He also has received a Doctorate in Humane Letters (Honorary) from Long Island University.

Class I Directors (Directors Whose Terms Expire in 2011)

William J. Carney, Esq., 71, has served as a member of our board of directors since November 2000. Mr. Carney is a professor of corporate law at Emory University in Atlanta, Georgia. Prior to joining the Emory University faculty in 1978, Professor Carney was a professor of law at the University of Wyoming and a partner in the Denver law firm of Holland & Hart. He has been a visiting professor at several prestigious United States and international law schools. Professor Carney has served as chair of the Corporate Code Revision Committee and as a member of the Executive Committee of the Corporate Section of the State Bar of Georgia. He is the author of two leading casebooks on mergers and acquisitions and corporate finance, and more than 50 articles and book chapters on related topics. He also holds a business method patent application for an improved poison pill takeover defense. Professor Carney received his B.A. and L.L.B. from Yale University.

Michael K. Inouye, 53, has been a member of our board of directors since June 2005. Mr. Inouye is currently a consultant to life sciences companies. Mr. Inouye served as Senior Vice President, Corporate and Commercial Development of Pharmacyclics, Inc. from May 2007 through February 2008. From March 2006 through February 2007, Mr. Inouye served as Senior Vice President of Commercial Operations of Telik, Inc. From May 2005 through February 2006, Mr. Inouye was working as an independent pharmaceutical industry consultant. Mr. Inouye was a worldwide commercial operations executive at Gilead Sciences from August 1995 to April 2005 where he led the global product launches of Viread and Emtriva, two leading HIV therapeutics sold both alone and in combination as Truvada, and Hepsera, for HBV. Prior to joining Gilead Sciences, Mr. Inouye served in sales and marketing and business development roles at Merck & Co. and American Home Products. Mr. Inouye received a B.S. in Food & Science Technology from the University of California at Davis and an M.B.A. from California State Polytechnic University, Pomona.

P. Schaefer Price, 46, is a member of our board of directors and is our President and Chief Executive Officer and has been with Pharmasset since June 2004. From September 2002 to June 2004, Mr. Price served as an Executive in Residence at Bay City Capital, a venture capital firm for which he provided advice to portfolio companies and assisted with due diligence for investment opportunities. From January 1997 until July 2001, Mr. Price was the President of PowderJect Vaccines, the vaccine subsidiary of PowderJect Pharmaceuticals PLC. Under his leadership, PowderJect’s vaccine business grew from a small research group into the world’s sixth largest vaccine company prior to its acquisition by Chiron Corporation. Mr. Price has also served as a Vice President at the merchant bank of Burrill & Craves and Assistant to the President at Berlex Biosciences. Mr. Price received a B.S. in Molecular Biology from the University of Wisconsin—Madison and an M.B.A. from the University of Minnesota.

Executive Officers of the Company

The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Position
P. Schaefer Price, M.B.A.	46	President and Chief Executive Officer and Director
Kurt Leutzinger, C.P.A., M.B.A.	57	Chief Financial Officer
Michael J. Otto, Ph.D.	60	Chief Scientific Officer
Michelle Berrey, M.D., M.P.H.	42	Chief Medical Officer
Michael D. Rogers, Ph.D.	55	Chief Development Officer
Patrick T. Higgins	51	Executive Vice President, Marketing and Sales
Paul Lubetkin	58	Executive Vice President, General Counsel and Secretary

P. Schaefer Price is a member of our board of directors and is our President and Chief Executive Officer and has been with Pharmasset since June 2004. From September 2002 to June 2004, Mr. Price served as an Executive in Residence at Bay City Capital, a venture capital firm for which he provided advice to portfolio companies and assisted with due diligence for investment opportunities. From January 1997 until July 2001, Mr. Price was the President of PowderJect Vaccines, the vaccine subsidiary of PowderJect Pharmaceuticals PLC. Under his leadership, PowderJect’s vaccine business grew from a small research group into the world’s sixth largest vaccine company prior to its acquisition by Chiron Corporation. Mr. Price has also served as a Vice President at the merchant bank of Burrill & Craves and Assistant to the President at Berlex Biosciences. Mr. Price received a B.S. in Molecular Biology from the University of Wisconsin—Madison and an M.B.A. from the University of Minnesota.

Kurt Leutzinger is our Chief Financial Officer and has been with Pharmasset since January 2005. From January 2004 to January 2005, Mr. Leutzinger was a consultant to Abgenix, Inc., a Nasdaq-listed biotechnology company. From July 1997 to January 2004, Mr. Leutzinger was the Chief Financial Officer of Abgenix, where he was responsible for financings, acquisitions, investor relations, financial reporting and financial analysis. From 1987 to 1997, Mr. Leutzinger was a private equity portfolio manager for General Electric Investments concentrating on early-stage investments in medical devices and biotechnology. Mr. Leutzinger’s prior experience includes Mergers & Acquisitions at Primerica and public accounting at Arthur Anderson & Co. Mr. Leutzinger is a C.P.A., and received a B.A. from Fairleigh Dickinson University and an M.B.A. from New York University.

Michael J. Otto, Ph.D. is our Chief Scientific Officer and has been with Pharmasset since November 1999. From February 1998 to September 1999, Dr. Otto was an Associate Director of Anti-Infectives Clinical Research at Rhône-Poulenc Rorer, where he was responsible for providing clinical development support for antiviral and antibacterial compounds. From 1994 to 1997, Dr. Otto served as the Vice President for Research and Development at Avid Therapeutics until its acquisition by Triangle Pharmaceuticals. Dr. Otto previously held positions at DuPont-Merck, DuPont and Sterling Drug. Dr. Otto serves as an Editor for Antiviral Chemistry & Chemotherapy. Dr. Otto is an author of more than 80 scientific publications and a named inventor on 6 patents and patent applications. Dr. Otto received a B.S. from Loyola University of Chicago and a Ph.D. in Medical Microbiology from The Medical College of Wisconsin.

M. Michelle Berrey, M.D. is our Chief Medical Officer and has been with Pharmasset since January 2007. From August 1999 to January 2007, Dr. Berrey served as Vice President, Viral Diseases, Clinical Pharmacology & Discovery Medicine at GlaxoSmithKline. Dr. Berrey’s experience includes the design, early development, medical governance, clinical strategy and product life cycle management for antiviral products, and she has simultaneously managed multiple clinical trials across all phases of development. Dr. Berrey was most recently responsible for the early development and clinical strategy of Phase 1-2a studies for new targets against HIV, hepatitis viruses and hepatic fibrosis at GlaxoSmithKline. Dr. Berrey received a Master of Public Health from Emory University, and she received her M.D. from the Medical College of Georgia. She completed her Internship and Residency in Internal Medicine at the University of North Carolina, Chapel Hill, and she was a Senior Fellow in Infectious Disease Medicine at the University of Washington, Seattle, where she conducted research in HIV transmission and acute HIV infection.

Michael D. Rogers, Ph.D. is our Chief Development Officer and has been with Pharmasset since November 2007. From 2004 to 2007, Dr. Rogers served as Vice President, Division of Viral Diseases at GlaxoSmithKline, where he was responsible for antiviral discovery activities directed toward human immunodeficiency (“HIV”) and hepatitis C virus (“HCV”) indications. From 2001 to 2004, Dr. Rogers served as Vice President, Antiviral Discovery Medicine at GlaxoSmithKline. Dr. Rogers has over 23 years of industry experience and has participated in all phases of antiviral and anti-infective drug development, including discovery, preclinical development, and phase 1, 2, 3 and 3b/4 clinical development programs. During his career, he has led multinational development teams from discovery to marketing and has a successful product development record, including Lexiva® and the approvals for Agenerase®, Mepron® and Malarone®. Dr. Rogers received his doctorate in medical parasitology and a Master of Public Health degree in medical microbiology from the University of North Carolina. He completed a postdoctoral fellowship in clinical microbiology at St. Jude Children’s Research Hospital in Memphis, Tennessee.

Paul Lubetkin is our Executive Vice President, General Counsel and Secretary and has been with Pharmasset since October 2008. Previously, Mr. Lubetkin held similar positions in public and private companies in the healthcare industry commencing in 1990, including with Emisphere Technologies, Apuit, CollaGenex, Pliva, Odyssey, PersonalPath Systems and Regeneron Pharmaceuticals. He was a litigation partner in the law firm Kelley Drye & Warren LLP and served in the Enforcement Division of the Securities and Exchange Commission. Mr. Lubetkin received a B.S. from Northwestern University and a J.D. (with distinction) from the University of Iowa.

Patrick T. Higgins is our Executive Vice President, Marketing and Sales and has been with Pharmasset since November 2007. Mr. Higgins served as a consultant to Pharmasset starting in 2006 until his hire. From 1995 to 2006, Mr. Higgins was Vice President, Sales & Marketing, Virology at Hoffmann-LaRoche, Inc. His

areas of expertise include hepatology, HIV and cytomegalovirus for transplant patients. Mr. Higgins was responsible for directing the development and implementation of marketing and sales plans for Roche’s US hepatology franchise, including the global launch of Pegasys(R) and Copegus(R) for the treatment of chronic hepatitis C infection. Mr. Higgins has over 25 years of pharmaceutical industry sales and marketing experience. Throughout his career, he has participated in a total of 13 product launches for antiviral, oncology, dermatologic and allergy indications. Prior to joining Roche, Mr. Higgins served in a variety of advertising, sales and marketing roles at Schering Corporation. He was instrumental in developing Schering’s Oncology/Biotech group that launched Intron-A(R) (interferon alfa-2b) for the treatment of chronic hepatitis. Mr. Higgins received a B.A. from Villanova University and a M.B.A from Seton Hall University.

Board Determination of Independence

The SEC and The NASDAQ Stock Market LLC (NASDAQ) have promulgated rules and regulations pursuant to which a director may qualify as an “independent director” (Independence Rules). In addition, our board of directors will not consider a director to qualify as an “independent director” unless that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (Independence Standards). Our board of directors has determined that all of our directors, except for P. Schaefer Price, our President and Chief Executive Officer, qualify as “independent directors” pursuant to both the Independence Rules and the Independence Standards. Our board of directors reached a similar determination with respect to Dr. Ansbert Gadicke and Dr. Alexandra Goll, both formerly Class III Directors who resigned from our board of directors on October 10, 2007 and November 2, 2007, respectively.

Board Committees

Our board of directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance, each of which operates under a written charter that has been approved by the board of directors. Current copies of each committee’s charter are posted in the Corporate Governance section of our website at www.pharmasset.com.

Audit Committee

The audit committee of our board of directors (Audit Committee) consists of G. Steven Burrill (Chair), Fredric D. Price and Robert F. Williamson III. Alexandra Goll was a member of our Audit Committee until her voluntary resignation from our board of directors on November 2, 2007. Each of the members of the Audit Committee is an “independent director” under both the Independence Rules and the Independence Standards and is able to read and understand our financial statements. In addition, G. Steven Burrill qualifies as an “audit committee financial expert” under SEC rules and regulations and possesses financial sophistication in accordance with NASDAQ requirements. Each Audit Committee member serves until his or her successor has been duly elected and qualified or until the earlier of his or her death, resignation, disqualification or removal. The responsibilities of the Audit Committee include, but are not limited to:

•	select our independent auditors, determine their compensation and oversee their independence;

•

review the company’s annual audited financial statements and related footnotes and report to the board as to whether it recommends that the audited financial statements should be included in reports to investors;

•	review and discuss with management and with the independent auditors the company’s quarterly financial statements and any related correspondence or statements prior to dissemination;

•

periodically review and discuss with management the significant accounting principles, policies and practices followed by the company in accounting for and reporting its financial results in accordance with generally accepted accounting principles;

•	obtain and consider the independent auditors’ judgments about the quality and appropriateness of the company’s accounting principles as applied in its financial reporting;

•

discuss with the independent auditors matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: Statement of Auditing Standards No. 61;

•	periodically review and discuss with management the effectiveness and adequacy of the company’s system of internal controls;

•

establish and maintain appropriate procedures for the receipt, retention and treatment of complaints received by the company and the audit committee regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding accounting or auditing matters;

•	periodically review and oversee the administration of the company’s code of ethics; and

•	review any legal matters that could have a significant impact on the company’s financial statements.

Compensation Committee

The Compensation Committee of our board of directors (Compensation Committee) consists of Robert F. Williamson III (Chair), Elliot F. Hahn, G. Steven Burrill and Michael K. Inouye. Each of the members of the Compensation Committee is an “independent director” under both the Independence Rules and the Independence Standards. In addition, each of the members of the Compensation Committee is an “outside director” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (Code), and “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (Exchange Act). Each Compensation Committee member serves until his or her successor has been duly elected and qualified or until his or her death, resignation, disqualification or removal. The Compensation Committee is responsible for developing and overseeing the implementation of our compensation strategy with respect to the compensation of our officers and directors. Specifically, the responsibilities of the Compensation Committee are to:

•	create, amend, review and approve for recommendation to the board the company’s formal compensation plans and benefit programs for employees;

•	ensure the administration and operation of the company’s compensation and benefit programs;

•	recommend to the board proper titles, job descriptions and milestones and other guidelines for performance compensation for the chief executive officer and the other executive officers of the company;

•

review the performance of the chief executive officer and determine the amounts and individual elements of total compensation for the chief executive officer, considering the performance of the chief executive officer and the general performance of the company as well as the compensation practices in the markets where the company competes for executive talent;

•

review the performance of the executive officers other than the chief executive officer and determine the amounts and individual elements of total compensation for the executive officers of the company other than the chief executive officer, considering any recommendations of the chief executive officer with respect to such compensation, the performance of such executive officers and the general performance of the company as well as the compensation practices in the markets where the company competes for executive talent;

•

grant awards, whether in cash or otherwise, and other benefits pursuant to the company’s compensation and benefit programs to executive officers and review, revise and approve the recommendations of the chief executive officer with respect to such awards to non-executive officers;

•	review with the chief executive officer matters relating to management succession;

•	determine and recommend to the board for its approval annual retainer, meeting fees, stock awards and other compensation for members of the board and its committees;

•	conduct an annual performance evaluation of the company and the adequacy of the Compensation Committee charter;

•

review and discuss the Compensation Discussion and Analysis, or CD&A, with management prior to its inclusion in our SEC filings and prepare a report stating that this committee has reviewed the CD&A with management and whether the Committee recommends its inclusion in our SEC filings; and

•	review and approve (or decline to approve) transactions involving potential conflicts of interest with any of our officers or directors and any other related party transactions.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors (Nominating and Corporate Governance Committee) consists of William J. Carney (Chair), Herbert J. Conrad, Elliot F. Hahn and Michael K. Inouye. Each of the members of the Nominating and Corporate Governance Committee is an “independent director” under both the Independence Rules and the Independence Standards. Each Nominating and Corporate Governance Committee member serves until his or her successor has been duly elected and qualified or until the earlier of his or her death, resignation, disqualification or removal. The Nominating and Corporate Governance Committee’s responsibilities are to:

•	develop and recommend to the board of directors a set of effective corporate governance policies and procedures and annually review and reassess the adequacy of such policies and procedures;

•	regularly review issues and developments related to corporate governance and advise the board on corporate governance matters;

•	consider, develop and recommend to the board policies regarding the size and composition of the board and a process for director selection and nomination;

•	review the slate of possible candidates for board membership consistent with the board’s criteria for selecting new directors and determine the nominees to the board;

•	review and assess the qualifications of the members of the company’s other committees;

•	recommend committee member appointments and removals and advise the board on the structure and operations of various committees;

•	manage or propose the process whereby the board assesses its own performance and the corporation’s performance, including reporting the results thereof to the board;

•	annually evaluate the nominating and corporate governance committee’s performance; and

•	annually review and reassess the adequacy of the nominating and corporate governance committee charter.

Board Meetings and Attendance

Our board of directors held eight meetings, either in person or by teleconference, during the fiscal year ended September 30, 2008. In addition, during the fiscal year ended September 30, 2008, the Audit Committee held seven meetings; the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held four meetings. Each of our directors attended at least 83% of the aggregate number of board of directors’ meetings and meetings of committees on which he or she then served. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors were in attendance at the 2008 annual meeting of stockholders.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and our board of directors. In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers many factors, including, but not limited to, the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their name, along with the additional information and materials required by our By-laws to our Nominating and Corporate Governance Committee, c/o Secretary, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of our board of directors, the lead director or, if the chairman of our board of directors is not an independent director and there is no lead director, the chairman of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to our other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of our board of directors, lead director or the chairman of our Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to our board of directors, c/o Secretary, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, officers and all of our employees. We have posted a copy of the code on our website, www.pharmasset.com. In addition, we intend to post on our website all disclosures that are required by rules and regulations promulgated by the SEC or NASDAQ concerning any amendments to, or waivers of, our code of ethics.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed our audited financial statements of the Company for the fiscal year ended September 30, 2008 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board concerning independence, and has discussed with the Company’s independent registered public accounting firm matters relating to its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2008.

We have appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. The appointment was based on a number of factors, including Grant Thornton LLP’s competence in the fields of accounting and auditing.

By the Audit Committee of the Board of Directors of Pharmasset, Inc.

G. Steven Burrill, Committee Chair Fredric D. Price Robert F. Williamson III

Fees of Independent Registered Public Accounting Firm

Auditors’ Fees

The following table summarizes the fees that Grant Thornton LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. For the fiscal years ended September 30, 2008 and 2007, audit fees include amounts billed in fiscal 2009 that relate to our fiscal 2008 audit and in fiscal 2008 that relate to our fiscal 2007 year end audit, respectively.

Fee Category	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$517,183	$613,978
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$517,183	$613,978

(1)	Audit fees consist of fees for the audit of our financial statements (and internal control over financial reporting for fiscal 2008 only), the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings. Audit fees for 2008 and 2007 include fees of $82,503 and $347,016, respectively, for professional services rendered in connection with our follow on and initial public offerings, respectively, of our Common Stock.

The Audit Committee has considered whether provision of the services described above is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not affected Grant Thornton LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services (and related fees) that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the member(s) of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Certain Relationships and Related Transactions

The rules and regulations promulgated by the SEC require us to disclose in this Proxy Statement any transaction since October 1, 2007, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. There were no such related party transactions during fiscal 2008.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with its charter, the Compensation Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In carrying out its responsibilities, the Compensation Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Compensation Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

Information About Executive and Director Compensation

Compensation Discussion and Analysis

Compensation Objectives

The primary objective of our executive compensation program is to attract, retain, motivate and reward top quality personnel capable of driving our success. In setting executive compensation, our board of directors’ objectives are (i) to tie the total compensation package of our five executive officers (listed in the Summary Compensation Table below) (named executive officers) to the achievement of corporate and individual performance objectives, and (ii) to align each named executive officer’s incentives with the creation of stockholder value. To achieve these objectives, our board of directors has implemented and maintained compensation plans that tie a substantial portion of each named executive officer’s overall compensation to our research, clinical, regulatory, business development and operational performance.

Compensation Processes

Our board of directors has established a Compensation Committee that is responsible for, among other things, reviewing and recommending to our board of directors compensation programs for our named executive officers. Our management makes recommendations to the Compensation Committee regarding compensation levels after reviewing publicly available compensation data and subscription compensation survey data published by Radford in its Radford Global Life Sciences Survey for national and regional companies in the life sciences industry. We believe that this data provides the Compensation Committee with an appropriate starting point for ultimately recommending the compensation of our named executive officers because the companies represented in the data have similar organizational structures and tend to compete with us for executives and other employees. In addition to the full set of data, management typically provides the Compensation Committee with a subset of such data from those companies that are located in the same geographic region, that have a similar number of employees, and that are at a similar stage of development as our company. In 2007, we engaged Radford to complete an equity compensation analysis for the Compensation Committee. The results of this analysis, along with the survey data described above, have been used to determine compensation packages for new executive officers and have also been used within our Annual Performance Management Program.

Our board of directors utilizes a pay-for-performance compensation philosophy, which targets the 50th percentile of the compensation survey data we utilize, subject to adjustments to reflect the following factors:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s history of, or potential for, extraordinary performance;

•	comparison to our other executives having similar levels of expertise and experience, even if employed in different positions; and

•	uniqueness of industry skills, our relative need for an executive with those skills and the supply of individuals with the necessary skills.

In making compensation determinations, the Compensation Committee considers the competitiveness of compensation both in terms of individual pay elements and the aggregate compensation package.

Each component of the compensation of each of our named executive officers’ takes into account our corporate performance and each officer’s individual performance. We call this our Annual Performance Management Program. Annual performance objectives for the company, each department or function and each named executive officer are determined and set forth in writing at the beginning of each fiscal year. Corporate and functional/departmental performance objectives are proposed by management and approved by the Compensation Committee at the beginning of each fiscal year. These objectives target the achievement of specific research, clinical, regulatory, business development and financial and operational milestones. The individual performance objectives for each named executive officer (excluding our Chief Executive Officer) are reviewed and approved by our Chief Executive Officer. Individual objectives relate to contributions the named executive officer will make to us and to the achievement of the corporate and functional/departmental goals. The individual performance objectives for our Chief Executive Officer are the same as our corporate and functional/departmental performance objectives.

During the last month of a completed fiscal year and the first month of the next fiscal year, our Chief Executive Officer and the Compensation Committee evaluate the performance of each named executive officer (excluding our Chief Executive Officer) against our corporate and his or her individual performance goals for the completed fiscal year for the purpose of determining eligibility for, and the level of, any salary increase, bonus compensation and equity-based award(s). In the case of our Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee and the Compensation Committee proposes his salary increase, bonus compensation and annual equity-based award(s) to the board of directors for their ratification. Annual base salary increases and annual non-equity incentive compensation targets are effective the first day of the new fiscal year.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries are reviewed annually as part of our Annual Performance Management Program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If we identify significant market changes in our data analysis, we also realign base salaries with market levels for the same positions in companies of similar size to us represented in the compensation data we review. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

With respect to Mr. P. Schaefer Price, the Committee took the following factors into account in approving for recommendation to our board of directors his fiscal 2008 and fiscal 2009 base salary:

•

the base salaries of chief executive officers of peer companies (as reflected in the publicly available compensation data and subscription compensation survey data published by Radford for national and regional companies in the life sciences industry);

•	Mr. P. Schaefer Price’s number of years of experience and overall qualifications;

•	internal feedback from Mr. P. Schaefer Price’s direct reports within Pharmasset and members of the board of directors at Pharmasset; and

•

our success in meeting our corporate goals for the most recently completed fiscal year, most notably the progress made in the development of R7128 and the nomination of PSI-7851 as a product candidate during fiscal 2008.

With respect to Messrs. Leutzinger, Otto and Rogers and Ms. Berrey, the Committee took the following factors into account in setting each of their respective fiscal 2008 and fiscal 2009 base salaries:

•

the base salaries of similarly situated officers of peer companies (as reflected in the publicly available compensation data and subscription compensation survey data published by Radford for national and regional companies in the life sciences industry);

•	each officer’s number of years of experience and overall qualifications;

•	our success in meeting our corporate goals for the most recently completed fiscal year; and

•	Mr. P. Schaefer Price’s assessment of each officer’s success in meeting his or her individual performance objectives.

The following table sets forth the fiscal 2008 and fiscal 2009 base salaries for each named executive officer (on an annualized basis effective October 1st):

Name and Principal Position	Fiscal 2008 Base Salary	% Increase Over Fiscal 2007 Base Salary	Fiscal 2009 Base Salary	% Increase Over Fiscal 2008 Base Salary
P. Schaefer Price	$365,000	7.4%	$455,000	24.7%
Chief Executive Officer

Kurt Leutzinger	$270,000	5.7%	$280,125	3.8%
Chief Financial Officer

Michael J. Otto	$242,000	4.2%	$253,000	4.5%
Chief Scientific Officer

M. Michelle Berrey	$276,000	6.2%	$288,500	4.5%
Chief Medical Officer

Michael Rogers (1)	$270,000	—	$270,000	0.0%
Chief Development Officer

(1)	Mr. Rogers began working for us on November 1, 2007. His “Fiscal 2008 Base Salary” shown above is an annualized amount.

Annual Bonus Compensation

Our Annual Performance Management Program includes eligibility for annual bonus compensation. Our board of directors has established annual bonus compensation targets for different positions or ranks of employees within our organization, and has the discretion to adjust these targets. These targets are expressed as percentages of a particular officer’s base salary. In October 2007 (except for Mr. Roger’s target, which was established in November 2007 at the start of his employment), the fiscal 2008 annual bonus compensation target percentages for each of our five named executive officers were set at 30%.

In conjunction with approving the above target percentages, our board of directors approved our fiscal 2008 corporate performance objectives as follows:

•	Progress studies required for clevudine registration;

•	Progress development of R7128;

•	Continue research efforts to identify new product candidates; and

•	Maintain an appropriate level of capitalization.

The fiscal 2009 annual bonus compensation target percentages for our named executive officers were approved by our board of directors during October 2008 and were unchanged from the fiscal 2008 target percentages.

In conjunction with approving the fiscal 2009 target percentages, the board of directors approved our fiscal 2009 corporate performance objectives as follows:

•	Progress studies required for clevudine registration;

•	Progress development of R7128 and PSI-7851;

•	Continue research efforts to identify new product candidates; and

•	Maintain an appropriate level of capitalization.

Certain additional corporate objectives approved by our board of directors for fiscal 2009 were not disclosed above because doing so could cause us competitive harm. We believe that all of our corporate objectives, although not guaranteed, are capable of being achieved if our named executive officers meet or exceed their individual performance objectives, if we perform according to our fiscal 2009 annual operating plan and if the assumptions in our fiscal 2009 annual operating plan prove correct.

The corporate objectives were grouped and each group was weighted. The individual objectives of the named executive officers were designed to support the corporate objectives, and to enable the Chief Executive Officer and the Compensation Committee to evaluate the performance of each executive officer. For our Chief Executive Officer, the individual objectives are the same as the corporate objectives.

The level of achievement of the corporate performance objectives described above inform the Compensation Committee’s determination regarding the payment of annual bonus compensation, but is not entirely determinative. Whether or not the listed objectives are achieved, in accordance with our Annual Performance Management Program our board of directors may choose to adjust the bonus compensation to be more or less than the target levels noted above, based on its own evaluation of our corporate performance and each named executive’s performance. The Compensation Committee and our board of directors seek input from our Chief Executive Officer in evaluating individual executive’s performance (other than the performance of the Chief Executive Officer himself) for purposes of awarding annual bonus compensation

For fiscal 2008, our board of directors awarded bonus compensation to Mssrs. Price, Leutzinger and Otto, and Ms. Berrey for their performance during fiscal 2008. In addition, Mssrs. Price and Otto and Ms. Berrey were awarded annual bonus compensation in excess of their target levels to reward them for exceeding certain corporate and individual objectives during fiscal 2008, most notably the completion of Phase 1 combination studies of R7128 and the nomination of PSI-7851 as a product candidate. Ms. Berrey also received an additional $50,000 bonus for achieving certain patient enrollment levels in one of our clinical trials during fiscal 2008.

In addition, in particular circumstances, our board of directors may authorize cash sign-on incentive payments, such as the $36,000 cash sign-on incentive payment made to Mr. Rogers during fiscal 2008 to provide an incentive to him to join our organization. Such payments are typically repayable in full to us if the recipient voluntarily terminates employment with us within an agreed upon time period stated in the employee’s offer letter. Whether a sign-on incentive payment is paid, and the amount thereof, is determined on a case-by-case basis under the specific hiring circumstances.

Equity-Based Awards

We believe that long-term performance is achieved through a culture that encourages long-term participation by all of our employees through equity-based awards. Our equity incentive plan allows for the grant of stock options, restricted stock and other equity-based awards to all of our employees (including our named executive officers). Our board of directors authorizes initial grants of stock options, as well as annual grants of stock options to our named executive officers. Our board of directors has chosen to grant stock options to our executives because it believes stock options may provide long-term compensation to our named executive officers, aligning their interests with those of our stockholders, and they may also serve as an effective retention tool for executives. Our board of directors has reviewed other types of equity-based awards, such as restricted stock awards, and has decided not to grant such types of awards to our named executive officers at this time. However, our board of directors may choose to grant other types of equity-based awards to our named executive officers in the future.

Initial stock option awards. Executives and other employees who join us are typically awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our Common Stock on the grant date and, in general, have a vesting schedule of 25% on the first anniversary of the date of grant and 6.25%

quarterly thereafter for the following three years. The size of the initial stock option award is determined based on the employee’s position with us and analysis of the compensation survey data we utilize.

Annual stock option awards. Our practice is to make annual stock option awards a part of our overall Annual Performance Management Program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set in an amount required to maintain the named executive officer group as a whole at or near a level commensurate with other comparable companies in the compensation survey data from Radford, subject to adjustments to reflect the individual’s background and experience, and job performance.

As part of the year-end compensation review process, our Chief Executive Officer recommends to the Compensation Committee the grant of certain stock option grants to our named executive officers (other than to himself). The Compensation Committee then reviews such recommended grants and makes its own recommendation regarding such grants to our board of directors, which then reviews and, if appropriate, approves such grants to our named executive officers. Similar to the annual bonus compensation described above, the amount of stock options grants recommended by our Chief Executive Officer are based upon a review of stock option compensation survey data and his own evaluation of our corporate performance and each named executive officer’s individual performance during the most recently completed fiscal year. With regard to the annual grant of stock options to our Chief Executive Officer, our Vice-President of Administration collects comparable company data and provides it to the Compensation Committee, who then uses such data to recommend an annual stock option grant for our Chief Executive Officer (which must be approved by our board of directors).

As part of the fiscal 2008 performance management program, the board of directors reviewed and ratified stock option grants to our named executive officers that were recommended by the Chief Executive Officer and Compensation Committee.

Termination Based Compensation

As a general matter, the board of directors believes that reasonable change in control protection is necessary for our named executive officers in order for us to recruit and retain qualified executives. In setting the terms of any termination based compensation (whether as part of a broader employment agreement or a stand alone change of control severance agreement), the Compensation Committee recognized that our named executive officers will likely face challenges securing new employment following involuntary termination. Further, in cases of a change in control, the Compensation Committee believes such severance arrangements minimize operational disruption due to potential departures and help ensure smooth transition of the named executive officer’s responsibilities and enable management to more objectively evaluate the merits of any proposed transaction. Therefore, upon involuntary termination of employment, our named executive officers are entitled to receive severance payments under either their employment agreements or a change of control severance agreement.

The severance packages of our named executive officers are generally in line with severance packages offered to similar executive officers of companies of similar size to us as represented in the publicly available compensation data. Please see the section below entitled “Potential Payments Upon Termination or Change of Control” for further discussion of such severance packages.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Pharmasset, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on our review and discussions, we recommend to the board of directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Robert F. Williamson III, Chair G. Steven Burrill Elliot F. Hahn, Ph.D. Michael K. Inouye

SUMMARY COMPENSATION TABLE

The following table shows the total compensation accrued for fiscal 2008 and 2007 for our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Option Awards (2)	All Other Compensation (5)	Total
P. Schaefer Price	2008	$365,000	$135,000	$488,011	$4,978	$992,989
President and Chief Executive Officer	2007	$340,000	$152,000	$651,014	$24,001	$1,167,015

Kurt Leutzinger	2008	$270,000	$70,000	$207,687	$5,638	$553,325
Chief Financial Officer	2007	$255,417	$79,818	$135,875	$22,574	$493,684

Michael J. Otto	2008	$242,000	$90,000	$103,395	$12,728	$448,123
Chief Scientific Officer	2007	$232,300	$58,075	$67,171	$26,812	$384,358

M. Michelle Berrey (3)	2008	$276,000	$150,000	$87,417	$4,963	$518,380
Chief Medical Officer	2007	$184,167	$105,250	$30,878	$4,537	$324,832

Michael Rogers (4)	2008	$247,500	$36,000	$123,435	$4,763	$411,699
Chief Development Officer

(1)	The amounts in this column, other than the amount paid to Ms. Berrey and Mr. Rogers, represent bonus compensation awarded to each executive with respect to the executive’s performance during fiscal 2008 or 2007 as determined in the discretion of our Compensation Committee. During fiscal 2008, in addition to bonus compensation of $100,000, the amount paid to Ms. Berrey includes $50,000 for achieving certain patient enrollment levels in one of our clinical trials during fiscal 2008. The amount paid to Mr. Rogers represents a sign-on incentive payment of $36,000.
(2)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2008, in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), of stock options granted under our equity plans and include amounts from stock options granted in and prior to fiscal 2008. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 11 to our audited financial statements for fiscal 2008, included in our Annual Report on Form 10-K filed with the SEC on December 11, 2008.
(3)	Ms. Berrey began working for us on January 16, 2007. Ms. Berrey’s annual fiscal 2007 salary as of her hire date was $260,000.
(4)	Mr. Rogers began working for us on November 1, 2007. Mr. Rogers’ annual salary as of his hire date was $270,000.
(5)	The amounts in this column for fiscal 2008 represent the following:

Name and Principal Position	Company 401(k) Contribution (a)	Group Term Insurance Premium Cost	Long Term Disability Premium Cost	Relocation Subsidy	Total
P. Schaefer Price	$3,500	$200	$1,278	$—	$4,978
Chief Executive Officer

Kurt Leutzinger	$3,500	$860	$1,278	$—	$5,638
Chief Financial Officer

Michael J. Otto	$3,500	$831	$1,278	$7,119	$12,728
Chief Scientific Officer

M. Michelle Berrey	$3,500	$185	$1,278	$—	$4,963
Chief Medical Officer

Michael Rogers	$3,500	$92	$1,171	$—	$4,763
Chief Development Officer

(a)	Our 401(k) plan has a maximum company annual matching contribution of $3,500.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding each grant of an award made to a named executive officer during fiscal 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Name and Principal Position	Grant Date	Option Awards: Number of Securities Underlying Option (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
P. Schaefer Price	10/10/2007	93,000	$13.67	$748,766
Chief Executive Officer

Kurt Leutzinger	10/10/2007	31,000	$13.67	$249,589
Chief Financial Officer

Michael J. Otto	10/10/2007	20,000	$13.67	$161,025
Chief Scientific Officer

M. Michelle Berrey	10/10/2007	25,000	$13.67	$201,281
Chief Medical Officer

Michael Rogers	11/1/2007	75,000	$13.88	$608,141
Chief Development Officer

(1)	The amounts shown in this column reflect stock options granted to our named executive officers pursuant to our 2007 Equity Incentive Plan. These options have a vesting schedule of 25% on the first anniversary of the date of grant and an additional 6.25% at the end of each three-month period thereafter.
(2)	The amounts reported in this column are computed in accordance with SFAS 123R and represent the entire grant date fair value for each option award. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in our Annual Report on Form 10-K filed with the SEC on December 11, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning stock options held on September 30, 2008, the last day of our 2008 fiscal year, for each of the named executive officers.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
P. Schaefer Price	285,957	—	$3.00	8/10/14	(1)
Chief Executive Officer	21,875	12,500	$3.87	5/24/16	(2)
	35,000	45,000	$4.02	11/7/16	(1)
	66,666	—	$9.00	5/2/17	(3)
	—	93,000	$13.67	10/10/17	(1)

Kurt Leutzinger	41,667	20,833	$3.00	1/17/2015	(1)
Chief Financial Officer	17,125	17,125	$3.87	5/24/16	(4)
	11,156	14,344	$4.02	11/7/16	(1)
	—	31,000	$13.67	10/10/17	(1)

Michael J. Otto	30,000	10,000	$3.87	5/24/16	(2)
Chief Scientific Officer	8,750	11,250	$4.02	11/7/16	(1)
	—	20,000	$13.67	10/10/17	(1)

M. Michelle Berrey	7,441	52,083	$4.20	1/16/17	(1)
Chief Medical Officer	—	25,000	$13.67	10/10/17	(1)

Michael Rogers	—	75,000	$13.88	11/1/17	(1)
Chief Development Officer

(1)	These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter.
(2)	These options vest as to 25% of the shares on August 10, 2006 and as to an additional 6.25% at the end of each three-month period thereafter.
(3)	All of these options vested immediately and were exercisable on the date of grant.
(4)	These options vest as to 25% on January 17, 2007 and as to an additional 6.25% at the end of each three-month period thereafter.

OPTION EXERCISES

The following table sets forth information concerning stock options exercised during fiscal 2008 for each of the named executive officers.

	Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized On Exercise (1)
Michael J. Otto	125,500	$1,942,033
Chief Scientific Officer

M. Michelle Berrey	23,809	$344,605
Chief Medical Officer

(1)	Calculated by multiplying the number of shares times the difference between the closing price of the stock on the date of exercise and the exercise price.

Potential Payments Upon Termination or Change in Control

The following is a discussion of payments and benefits that would be due to each of our named executive officers, upon the termination of his or her employment with us. The amounts in the tables below assume that each termination was effective as of September 30, 2008 and are merely illustrative of the impact of a hypothetical termination of employment (and, if applicable, a hypothetical change in control). The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

P. Schaefer Price

Under the terms of an employment agreement between us and Mr. Price dated June 15, 2004 (Price Agreement), if we terminate Mr. Price’s employment due to his inability to perform the essential functions of his position by reason of physical or mental disability for a period of 90 consecutive calendar days, Mr. Price will receive the severance benefits described below. In addition to such severance benefits, Mr. Price is also entitled to any additional benefits provided upon termination under our benefit plans.

In addition, under the terms of the Price Agreement, if we terminate Mr. Price without cause or he resigns with good reason (as defined below) within 18 months following a change of control (as defined below), then we or our successor-in-interest must (i) accelerate the vesting of all Mr. Price’s stock options, (ii) pay Mr. Price a lump-sum severance payment equal to one and a half times his then current annual base salary, plus the amount of benefits that would otherwise be payable on behalf of Mr. Price prior to Mr. Price’s termination and (iii) provide Mr. Price with salary, bonus and benefits continuation for one year following such termination (at the levels of each in effect immediately prior to termination). If we terminate Mr. Price’s employment without cause prior to a change of control or more than 18 months following a change of control, then we or our successor-in-interest must (i) accelerate the vesting of Mr. Price’s stock options which would have vested during the 12 months following the date of termination and (ii) provide Mr. Price with salary, bonus and benefits continuation for one year following such termination (at the levels of each in effect immediately prior to termination).

For purposes of the Price Agreement:

•

“cause” means (i) acts amounting to gross negligence or moral turpitude which are detrimental to us, (ii) fraud or embezzlement of funds or property, (iii) conviction of or pleading guilty to a felony not involving traffic or administrative sanctions, (iv) failure to observe or perform any material covenant, condition, or provision of the Price Agreement or our written policies and, when such failure is capable of remedy, such failure is not remedied within five business days after notice of such failure by us, or (v) performance of substantial and continued business services for any other person or entity without the prior written consent of the Chairman of our board of directors;

•

“change of control” means (i) a transaction, including a merger or other reorganization of us or acquisition of our shares, if following such transaction, the holders of our voting stock own less than 50% of the voting stock of the purchaser or surviving entity or (ii) a sale of substantially all of our assets; and

•

“good reason” means a reduction in Mr. Price’s overall level of responsibility, requiring him to report to anyone other than our board of directors, or the elimination of any of his current principal duties.

Pursuant to the terms of the Price Agreement, Mr. Price is prohibited, during the term of his employment with us and for a period of 18 months thereafter, from directly or indirectly (i) soliciting our employees or (ii) engaging in a business that is competitive with us in North America, Latin America or South America, in each case without our consent. In the event Mr. Price violates these provisions, he shall not be entitled to any of the severance benefits described above (to the extent they have not already been paid, if such violation occurs following termination).

The following table sets forth potential termination and change-in-control payments pursuant to the Price Agreement assuming Mr. Price was terminated effective September 30, 2008. The actual amounts paid out can only be determined at the time of Mr. Price’s actual termination.

Name and Principal Position	Termination Without Cause Prior To A Change-In- Control or 18 Months After A Change- In-Control	Termination Without Cause or Resignation With Good Reason Following A Change-In- Control
P. Schaefer Price
Chief Executive Officer
Severance Package (1)	$—	$547,500
Salary, Bonus and Benefits Continuation (2)	494,818	494,818
Market Value of Stock Vesting (3)	—	1,501,890
Market Value of Stock Vesting (4)	775,118	—

	$1,269,936	$2,544,208

(1)	Represents a lump-sum severance package equal to one and a half times Mr. Price’s current annual base salary.
(2)	Represents salary, bonus and benefits (primarily health, dental and vision insurance payments, and a matching contribution under our tax-qualified 401(k) plan) continuation for one year following termination.
(3)	Represents the acceleration of vesting of all of Mr. Price’s unvested stock options as of September 30, 2008. The value of the acceleration is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options. We calculated the value of the acceleration in the table above using the closing price of our Common Stock of $19.95 on September 30, 2008.
(4)	Represents the acceleration of vesting of Mr. Price’s unvested stock options which would have vested in the 12 month period following September 30, 2008. The value of the acceleration is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options. We calculated the value of the acceleration in the table above using the closing price of our Common Stock of $19.95 on September 30, 2008.

Change of Control Severance Agreements

We have entered into change of control severance agreements with each of our named executive officers other than Mr. P. Schaefer Price (Change of Control Agreements). Each Change of Control Agreement has substantively similar terms and provides for each of our named executive officers other than Mr. P. Schaefer Price with certain severance benefits and accelerated stock option vesting upon involuntary termination of employment at any time within 18 months after a change of control. For the purpose of the Change of Control Agreements, “change of control” means (i) the consummation of a merger or consolidation with any other corporation or other entity that results in a greater than 50% change of the total voting power represented by the voting securities of the company or surviving entity; (ii) the approval by our stockholders of a plan of complete liquidation of our company or an agreement for the sale or disposition by us of all or substantially all of our assets; or (iii) any person or persons becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

Under the terms of their Change of Control Agreements, our named executive officers (other than Mr. P. Schaefer Price) are all entitled to the following benefits: (i) a lump-sum payment equal to 12 months of his or her then current base salary within 30 days of his or her involuntary termination; (ii) an acceleration of the vesting of all outstanding stock options immediately prior to the Change of Control; (iii) a two-year period following his or her termination during which he or she may exercise all vested stock options and (iv) a continuation of the same level of health coverage and benefits until the earlier of (x) the date he or she is no longer eligible to receive COBRA benefits, (y) 12 months from the date of termination and (z) the date he or she receives similar benefits from a new employer.

The following table quantifies the potential payments and benefits under the Change of Control Agreements to which each of our named executive officers other than Mr. P. Schaefer Price would be entitled if the officer was involuntary terminated following a change-in-control. The amounts shown assume that the termination was effective as of September 30, 2008. The actual amounts paid out can only be determined at the time of such named executive officer’s actual involuntary termination.

Name and Principal Position	Salary and Benefits (1)	Market Value of Stock Vesting (2)	Total
Kurt Leutzinger	$279,702	$1,051,669	$1,331,371
Chief Financial Officer

Michael J. Otto	$251,702	$465,613	$717,315
Chief Scientific Officer

M. Michelle Berrey	$284,160	$977,307	$1,261,467
Chief Medical Officer

Michael Rogers	$270,000	$455,250	$725,250
Chief Development Officer

(1)	Represents salary and benefits (health, dental and vision insurance payments) continuation for one year following involuntary termination.
(2)	Represents the acceleration of vesting of all of the named executive officer’s unvested stock options as of September 30, 2008. The value of the acceleration is equal to the shares multiplied by the difference between the then current stock price and the exercise price of the options. We calculated the value of the acceleration in the table above using the closing price of our Common Stock of $19.95 on September 30, 2008.

Compensation of Directors

Fees Earned or Paid in Cash

For the period October 1, 2007 through June 30, 2008, each non-employee director received $1,000 for attendance at each board meeting and board committee meeting that had documented minutes and included a quorum.

During March 2008, each non-employee director received an annual retainer fee of $25,000. In addition, the Chairman of our board of directors received a $15,000 annual fee and each non-employee director who served as a chair of a board committee received an additional $5,000 annual payment for his services. These fees were for the period April 1, 2008 through March 31, 2009.

On July 16, 2008, our board of directors changed the fee structure for non-employee directors to more closely align its compensation with director compensation levels at other similarly-sized pharmaceutical companies. Each non-employee director no longer receives fees for attendance at each board meeting or board committee meeting. Instead, each non-employee director now receives an annual retainer fee of $50,000, payable quarterly in advance of services. In addition, the Chairman of our board of directors now receives an annual fee of $30,000, payable quarterly in advance of services. Also, each non-employee director who serves as a chair of the audit or Compensation Committee receives an annual fee of $10,000, payable quarterly in advance of services, and each non-employee director who serves as a chair of the nominating and corporate governance committee receives an annual fee of $7,500, payable quarterly in advance of services. This new fee structure was retroactive to July 1, 2008, and accordingly such fees were prorated over the period July 1, 2008 through March 31, 2009. The annual retainer fees paid in full during March 2008 (for the period April 1, 2008 through March 31, 2009) were applied against the prorated annual retainer fees (covering the period from July 1, 2008 to March 31, 2009), with the balance being paid out quarterly through March 31, 2009. The following table sets forth information concerning the compensation of our directors who are not also named executive officers for fiscal 2008.

	Fees Earned or Paid In Cash
	Annual Retainer For Non- Employee Director	Annual Retainer For Board or Committee Chairs	Fees For Participating in Board or Committee Meetings	Subtotal - Fees Earned or Paid In Cash	Option Awards (1)	Restricted Stock (2)	Total
G. Steven Burrill	$25,000	$20,000	$11,000	$56,000	$67,647	$814	$124,461
William J. Carney	$25,000	$5,000	$7,000	$37,000	$75,603	$814	$113,417
Herbert J. Conrad	$25,000	$—	$2,000	$27,000	$164,278	$814	$192,092
Ansbert S. Gadicke	$—	$—	$1,000	$1,000	$—	$—	$1,000
Alexandra Goll	$—	$—	$1,000	$1,000	$—	$—	$1,000
Elliot F. Hahn	$25,000	$—	$10,000	$35,000	$75,603	$814	$111,417
Michael K. Inouye	$25,000	$—	$10,000	$35,000	$90,804	$814	$126,618
Fredric D. Price	$25,000	$—	$11,000	$36,000	$86,463	$814	$123,277
Robert F. Williamson III	$25,000	$5,000	$13,000	$43,000	$75,603	$814	$119,417

(1)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2008, in accordance with SFAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to fiscal 2008. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 2 to our audited financial statements for fiscal 2008, included in our 2008 Form 10-K.
(2)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2008. The fair value of each share of restricted stock is determined using the closing price of our Common Stock on the date of grant. Such fair value is then recognized as compensation cost evenly over the vesting period.

Grant of Stock Options

Upon initial election or appointment to our board of directors, each non-employee director (that does not decline such grants) will be granted an option to purchase 40,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. Each such option will vest immediately with respect to 10,000 shares, will vest with respect to another 10,000 shares on the first anniversary of the date of grant and will vest with respect to the remaining 20,000 shares in equal quarterly installments until the third anniversary of the date of grant. On an annual basis thereafter each non-employee director was granted an option to purchase 10,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. Each such option will vest immediately with respect to 2,500 shares, will vest with respect to another 2,500 shares on the first anniversary of the date of grant and will vest with respect to the remaining 5,000 shares in equal quarterly installments thereafter until the third anniversary of the date of grant.

On July 16, 2008, as part of the director compensation changes noted above, the board of directors approved an increase in the annual amount of stock options granted to each non-employee director from 10,000 to 20,000, and on this same date, each non-employee director was granted an option to purchase 10,000 shares of Common Stock on the same pricing and vesting terms as described above for annual grants of options to purchase Common Stock to non-employee directors. The following table sets forth information concerning the stock options granted to our directors who are not also named executive officers for fiscal 2008.

	Grant Date	Option Awards: Number of Securities Underlying Options (1)	Grant Date Fair Value of of Option Awards (2)	Number of Options Outstanding (3)	Number of Securities Underlying Unexercised Options (#) Exercisable (4)
G. Steven Burrill	10/10/2007	10,000	$50,186	20,000	5,000
	7/16/2008	10,000	$69,984

William J. Carney	10/10/2007	10,000	$50,186	30,833	13,750
	7/16/2008	10,000	$69,984

Herbert J. Conrad	3/25/2008	40,000	$238,160	50,000	12,500
	7/16/2008	10,000	$69,984

Elliot F. Hahn	10/10/2007	10,000	$50,186	74,667	57,583
	7/16/2008	10,000	$69,984

Michael K. Inouye	10/10/2007	10,000	$50,186	33,333	31,250
	7/16/2008	10,000	$69,984

Fredric D. Price	10/10/2007	10,000	$50,186	46,667	21,667
	7/16/2008	10,000	$69,984

Robert F. Williamson III	10/10/2007	10,000	$50,186	61,333	44,250
	7/16/2008	10,000	$69,984

(1)	The amounts shown in this column reflect stock options granted to our non-employee directors pursuant to our 2007 Equity Incentive Plan. These options have a vesting schedule of 25% on the date of grant, 25% on the first anniversary of the date of grant and an additional 6.25% at the end of each three-month period thereafter.
(2)	The amounts reported in this column are computed in accordance with SFAS 123R and represent the entire grant date fair value for each option award. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in our Annual Report on Form 10-K filed with the SEC on December 11, 2008.
(3)	The amounts reported in this column represent the total number of options outstanding, whether issued during fiscal 2008 or earlier, as of September 30, 2008.
(4)	The amounts reported in this column represent the total number of options vested from all grants issued during fiscal 2008 or earlier, as of September 30, 2008.

Issuance of Restricted Stock

Our board of directors granted 2,000 shares of restricted Common Stock to each non-employee director on September 24, 2008. The grant date fair value of each share of restricted Common Stock was $20.01. The grant date fair value was measured as the value of our Common Stock as of the close of the market on the date of grant. The restricted Common Stock issued to each non-employee director vests on July 16, 2009, as long as the director continues to serve on our board of directors on that date, unless the failure to be so engaged is due solely to the fact that the director is nominated but not re-elected to serve as a director.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Robert F. Williamson III (Chair), Elliot F. Hahn, G. Steven Burrill and Michael K. Inouye. No member of our Compensation Committee was an officer or employee of ours. In addition, there are no Compensation Committee interlocks between us and other entities involving our executive officers and our board members who serve as executive officers of those other entities.

Proposal 1—Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our three Class II Directors (Messrs. Burrill, Hahn and Williamson) have been nominated for re-election. If they are elected, Messrs. Burrill, Hahn and Williamson will each hold office until our annual meeting of stockholders in 2012 or until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

Biographical information (including age) for each of the nominees for election as Class II Directors appears above under the section entitled “Governance of the Company; Board of Directors.” Information with respect to the number of shares of Common Stock beneficially owned by each nominee, directly or indirectly, as of November 30, 2008, appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Our board of directors recommends a vote “FOR” each of the nominees.

Proposal 2—Ratification of the Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Grant Thornton LLP has served as our independent registered public accounting firm since fiscal 2006. Although stockholder approval of the selection of Grant Thornton LLP is not required, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of Grant Thornton LLP.

Our board of directors recommends that stockholders vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2009.

Proposal 3—Amendment of our 2007 Equity Incentive Plan

At the Annual Meeting, a proposal will be presented to our stockholders to approve and adopt an amendment to our 2007 Equity Incentive Plan (the 2007 Plan) to increase by 500,000 shares the number of shares of Common Stock authorized under the 2007 Plan. As of January 23, 2009 (the record date for this meeting), 500,000 shares represented 2.14% of the outstanding shares of our Common Stock. As of January 23, 2009, of the 4,683,396 shares currently authorized under the 2007 Plan, 1,670,623 shares have been issued pursuant to stock option exercises and 15,000 shares of previously issued restricted stock have vested. Of the remaining 2,997,898 shares available for grant under the 2007 Plan as of January 23, 2009, options to purchase 2,803,668 shares of Common Stock were outstanding, 25,666 shares of unvested restricted stock were outstanding, and 168,439 shares remained available for future grants.

On January 15, 2009, our board of directors adopted the proposed amendment, subject to approval by our stockholders. We believe that our ability to grant equity incentives under the 2007 Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, non-employee directors and consultants with the financial interests of our stockholders. As a result of existing grants of stock options and restricted stock and contemplated future grants of stock options and restricted stock, the need for shares available has increased. We believe that grants under the 2007 Plan help us to attract, retain and motivate qualified employees and board members. In addition, we believe stock options are a meaningful compensation alternative to cash. An increase in the number of shares available for issuance under the 2007 Plan is necessary to meet these objectives. Our board of directors believes that approval of Proposal 3 is in the best interests of Pharmasset and its stockholders.

The material features of the 2007 Plan as now in effect are described below. Approval of the proposal to amend the 2007 Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Our board of directors recommends that stockholders vote “FOR” the amendment of our 2007 Equity Incentive Plan to increase the number of shares issuable thereunder from 4,683,396 to 5,183,396.

Employee Benefit Plans

1998 Stock Plan and 2007 Equity Incentive Plan

Our 1998 Stock Plan, as amended (1998 Plan), was originally adopted by our board of directors during 1998 and subsequently amended in 2000, 2004 and 2006. A maximum of 3,517,015 shares of our Common Stock were authorized for issuance under the 1998 Plan. The purpose of the 1998 Plan was to provide an incentive to officers, directors, employees, independent contractors and to other persons who provide significant services to us. Upon the closing of our initial public offering, which occurred on May 2, 2007, we adopted the 2007 Plan. Upon the adoption of the 2007 Plan, no additional awards will be issued under the 1998 Plan and the shares remaining for future grant under the 1998 Plan were transferred to the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined under Section 422 of the Code or nonstatutory stock options. Options granted under the 2007 Plan will be at per share exercise prices equal to the fair value of the Common Stock on the dates of grant. The 2007 Plan will terminate in fiscal 2017 unless it is extended or terminated earlier pursuant to its terms.

Adjustments. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to our capital structure (not including a fundamental transaction or change in control (as defined below)), our board of directors shall make appropriate equitable adjustments in order to preserve the value of outstanding and future awards under the 2007 Plan, including adjustments to:

•	the number and type of awards that may be granted under the 2007 Plan;

•	the number and type of options that may be granted to any individual under the 2007 Plan;

•	the terms of any stock appreciation right;

•	the purchase price and number and class of securities issuable under each outstanding stock award;

•	the exercise price and number and class of securities issuable under each outstanding option; and

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

Award Limitations. No employee may be granted options or stock appreciation rights in any fiscal year under the 2007 Plan to purchase or be issued more than 1,333,333 shares of our Common Stock (subject to adjustment in the event of a stock split or similar corporate event) or to receive compensation calculated with respect to more than that number of shares under stock appreciation rights; provided that a new employee may be issued up to a maximum of 2,000,000 shares (subject to adjustment in the event of a stock split or similar corporate event) of our Common Stock under options in the calendar year in which the employee commences employment or compensation calculated with reference to such number of shares under stock appreciation rights. In addition, the maximum annual value of stock awards or cash awards to any individual may not exceed $10,000,000. In addition, shares reserved under the 2007 Plan shall be increased by shares of common stock issued under the 1998 Plan or the 2007 Plan that are forfeited or repurchased by us at or below the original purchase price or that are issuable upon exercise of awards granted pursuant to the 1998 Plan or the 2007 Plan that expire or become unexercisable for any reason.

Administration. The 2007 Plan is administered by our board of directors which has delegated such responsibility to the Compensation Committee. The Compensation Committee may further delegate its responsibilities to one of our officers provided that grants to executives may be made only by our board of directors or the Compensation Committee. The Compensation Committee or other designated person or committee responsible for administering the 2007 Plan is known as the administrator.

Eligibility. Awards under the 2007 Plan may be granted to our employees, directors and consultants. Incentive stock options may be granted only to our employees. The administrator determines which individuals are granted awards under the 2007 Plan.

Termination of Employment. Generally, if an awardee’s service to us terminates other than by reason of death or disability, vested awards will remain exercisable for a period of 90 days following the termination of the awardee’s service, or if earlier, until the expiration of the term of the award. Unless otherwise provided for by the administrator, if an awardee dies or becomes disabled while an employee, consultant or director, all of awardee’s vested awards will be exercisable for one year following the awardee’s death or disability, or if earlier, the expiration of the term of the award.

Nontransferability of Awards. Unless otherwise determined by the administrator, awards granted under the 2007 Plan are not transferable other than by will, the laws of descent and distribution, a domestic relations order or to a designated beneficiary upon death and may be exercised, purchased or settled during the awardee’s lifetime only by the awardee.

Stock Options. An option represents the right to purchase shares of stock upon the payment of a pre-established exercise price.

Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant or 110% in the case of a ten percent stockholder (as defined in the 2007 Plan). The exercise price of a nonstatutory stock option may not be less than 85% of the fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock will generally be the closing sales price as quoted on the Global Market of NASDAQ.

Repricings. Stock options may be repriced, replaced or regranted through cancellation or modification without stockholder approval.

Exercise of Option; Form of Consideration. The administrator determines when options vest and become exercisable. The means of payment for shares issued on exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our Common Stock (with some restrictions), broker-assisted same day sales, cancellation of any debt owed by us or any of our affiliates to the optionholder by withholding of shares otherwise deliverable upon exercise or by other means of consideration permitted by applicable law and the administrator.

Term of Options. The term of an option may be no more than 10 years from the date of grant. No option may be exercised after the expiration of its term. An incentive stock option granted to a greater than 10% stockholder may not have a term of more than five years.

Stock Awards. Stock awards may be restricted stock, deferred stock, restricted stock units, performance shares, phantom stock, stock appreciation rights or other similar stock awards (including awards that do not require the participant to pay any amount to receive the shares). Restricted stock grants are awards of a specific number of shares of Common Stock. Restricted stock units represent a promise to deliver shares of our Common Stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Deferred stock is a grant of shares of our Common Stock that are distributed in the future upon satisfaction of certain conditions. Performance shares are rights to receive amounts, denominated in cash or shares of our Common Stock, based upon our or a participant’s performance during the period between the date of grant and a pre-established future date. Stock appreciation rights are rights to receive cash and/or shares of our Common Stock based on the amount by which the fair market value of a specific number of shares on the exercise date exceeds the fair market value of the shares on the grant date.

Each stock award is evidenced by a stock award agreement between us and the participant. The 2007 Plan allows the administrator broad discretion to determine the terms of individual stock awards including the number of shares subject to a stock award; the purchase price of the shares, if any, and the means of payment for the shares; the performance criteria; the terms, conditions and restrictions on the grant, issuance, vesting and forfeiture of the shares subject to the stock award; and the restrictions on the transferability of the stock award.

Cash Awards. Cash awards may be granted either alone, in addition to, or in tandem with other awards granted under the 2007 Plan. The grant or vesting of cash award granted under the 2007 Plan may be made contingent on the achievement of performance conditions and have other conditions and restrictions in the cash award agreement.

Objectively Determinable Performance Conditions. Stock or cash awards under the 2007 Plan that are intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall include specific performance goals (i) that are established (A) at the time an award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates or (2) before the elapse of 25% of the period of service to which it relates, (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Measures that may be used in objectively determinable performance conditions are: net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to us and/or an affiliate or individual business unit.

Fundamental Transactions and Change in Control. The 2007 Plan provides that in the event of (i) our merger or consolidation with or into another corporation, (ii) a sale of substantially all of our assets or (iii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction), or another change in control transaction, the successor entity may assume, convert or replace all outstanding awards or substitute all outstanding awards for equivalent awards or provide similar consideration as was provided to stockholders. If the successor entity does not assume or substitute all outstanding awards, the vesting of all awards will accelerate or any repurchase rights relating to awards will terminate, as the case may be, so that the awards may be exercised for a period of two years after the closing of the Fundamental Transaction or event or the repurchase rights will terminate before or in connection with the closing of the Fundamental Transaction or event. In addition, the committee has the authority to accelerate vesting of outstanding awards under the 2007 Plan upon any Fundamental Transaction or change in control transaction. If a successor entity assumes or substitutes all awards and a participant is involuntarily terminated by the successor entity for any reason other than death or disability within 18 months following the Fundamental Transaction or change in control transaction, the vesting of all unvested awards of the terminated participant will immediately accelerate and be exercisable for a period of two years following termination and any repurchase rights will lapse on the date of termination.

Amendment and Termination. Our board of directors may amend, suspend or terminate the 2007 Plan at any time. However, we will solicit stockholder approval for any amendment to the 2007 Plan to the extent necessary to comply with applicable laws or NASDAQ Global Market listing requirements. Generally, no action by our board of directors or stockholders may alter or impair any award previously granted under the 2007 Plan without the written consent of the awardee.

Withholding Taxes. As a condition to the grant or exercise of an award, we may require a participant to pay the amount necessary to cover any “withholding” taxes or other charges imposed on us that arise in connection with the award. We may permit these obligations to be satisfied by delivering to the participant a lesser number of shares of common stock.

Federal Income Tax Consequences of Incentive Stock Options. Participants do not recognize income at the time an incentive stock option is granted. Participants also do not recognize income when they exercise their incentive stock options. However, the amount by which the fair market value of the common stock issued upon exercise of an incentive stock option exceeds the exercise price paid constitutes a tax preference item that may have alternative minimum tax consequences for the participant.

The tax consequences that arise when shares of common stock that were acquired upon exercise of an incentive stock option are sold depend on how long the shares were held. If the sale occurs more than one year after the date the shares were acquired and more than two years after the date the incentive stock option was granted, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of the shares and the exercise price. If the participant has not held the shares for the required holding periods, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and applicable regulations.

No federal income tax deduction is allowed to us upon the grant or exercise of an incentive stock option. If shares of common stock acquired upon exercise of an incentive stock option are sold before the holding periods described above are satisfied and the participant recognizes ordinary income, we will generally be entitled to a federal income tax deduction in the amount of such ordinary income.

If a stock option intended to qualify as an incentive stock option is exercised by a person who was not continually employed by us from the date of grant of such stock option until no more than three months prior to such exercise (or one year if such person is no longer employed due to disability), then such stock option will not qualify as an incentive stock option and, instead, will be taxed as a nonqualified stock option (as described below).

Federal Income Tax Consequences of Nonqualified Stock Options. Holders of nonqualified options do not recognize income on the time the option is granted. Upon exercise of a nonqualified option, the participant will recognize ordinary compensation income equal to the amount by which the fair market value, as of the exercise date of the stock option, of the shares of common stock the participant receives upon exercise exceeds the exercise price paid. The participant’s tax basis in the shares of common stock received upon exercise will equal the exercise price paid plus the amount includible in the participant’s gross income (in effect, these amounts add up to the fair market value of the shares of common stock on the date of exercise).

If a participant disposes of any shares of common stock received upon the exercise of a nonqualified option, the participant will recognize a capital gain or loss equal to the difference between the participant’s tax basis in the shares of common stock and the amount of sale proceeds realized on disposition of the shares of common stock. The gain or loss will be either long-term or short-term, depending on the holding period. The holding period will commence on the date on which the participant recognizes taxable income in respect of such shares. Certain additional rules apply if the participant paid the exercise price for a stock option in shares of common stock that a participant already owned.

No federal income tax deduction is allowed to us upon the grant of a nonqualified option. We will generally be entitled to a federal income tax deduction in an amount equal to the ordinary compensation income that the participant recognizes at the time of exercise, subject to the applicable provisions of the Code and regulations. We are not entitled to any income tax deduction in connection with the participant’s disposition of shares of common stock.

Federal Income Tax Consequences of Stock Awards. A participant will not recognize income upon the grant of a stock award if such award is subject to a substantial risk of forfeiture or restrictions on transferability, unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed on the date of grant.

Pursuant to Section 83(b) of the Code, a participant may elect, within 30 days of receipt of a stock award, to be taxed at ordinary income tax rates on the fair market value of the shares of common stock comprising the award on the date of grant. If the election is made, we will be entitled to a corresponding deduction. No income will be recognized, and no deduction will be allowed to us, upon lapse of the forfeiture provisions on vesting of the stock award. Any subsequent appreciation (or depreciation) in the value of the stock will be taxed as capital gain (or capital loss) upon a subsequent sale. If the stock is subsequently forfeited, the participant will not be allowed a deduction or loss for tax purposes for the forfeited amount.

If a participant has not made a Section 83(b) election, upon lapse of the forfeiture provisions or restrictions on transferability, the participant will be taxed at ordinary income tax rates on the then fair market value of the common stock and a corresponding deduction will be allowable to us. Upon the subsequent disposition of such common stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Federal Income Tax Consequences of Stock Appreciation Rights. The grant of stock appreciation rights will have not immediate tax consequences to us or the participant receiving the grant. In general, the amount of compensation that will be realized by a participant upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the common shares underlying the stock appreciation right and the fair market value of the stock or cash received on the date of exercise. The amount received by the participant upon the exercise of the stock appreciation right will be included in the participant’s ordinary income in the taxable year in which the stock appreciation right is exercised. Subject to the applicable provisions of the Code, we generally will be entitled to a deduction in the same amount in that year.

Impact of The American Jobs Creation Act of 2004. The American Jobs Creation Act of 2004 was signed by the President of the United States on October 22, 2004. The Act has implications that affect traditional deferred compensation plans, as well as certain equity awards, such as certain stock appreciation rights and stock awards. Additional adverse tax consequences could apply to such awards as a result of the Act based on the current award design. We have not granted any stock appreciation rights or stock awards under the 1998 Plan; however, we note that it may be necessary to amend the plan in order to comply with the Act.

Plan Benefits. The benefits and amounts that may be received in the future by persons eligible to participate in the 2007 Plan are not currently determinable.

Fair Market Value of Our Common Stock. On January 23, 2009, the closing price of our Common Stock on the Global Market of NASDAQ was $11.00. We believe that this accurately represents the fair market value of our common stock.

Securities Authorized for Issuance Under Our Equity Incentive Plans

The following table sets forth, as of September 30, 2008, information concerning the 1998 Plan and the 2007 Plan under which securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities Reflected in Column (A))
Plans Approved by Stockholders	2,371,861	$7.97	650,795
Plans Not Approved by Stockholders	—	$—	—

Total	2,371,861	$7.97	650,795

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during fiscal 2008 our officers, directors and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except for late filings of the following officers and directors:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis
M. Michelle Berrey, M.D., MPH	2	2
G. Steven Burrill	3	3
William J. Carney	4	4
Herbert J. Conrad	2	2
Elliot F. Hahn	3	3
Michael K. Inouye	3	3
Kurt Leutzinger, C.P.A., M.B.A.	2	2
Michael J. Otto, Ph.D.	2	2
Frederic D. Price	3	3
P. Schaefer Price, M.B.A.	2	2
Robert F. Williamson III	3	3

Stockholder Proposals for the 2010 Annual Meeting

Advance Notice Requirements for Stockholder Proposals for Next Year’s Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy card for next year’s annual meeting of stockholders pursuant to Rule 14a-5(e) of the Exchange Act is October 22, 2009 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first mailed to stockholders, as stated on page 1 of this Proxy Statement).

A stockholder may wish to have a proposal presented at next year’s annual meeting of stockholders, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by January 6, 2010 (which is 45 calendar days before the anniversary of the date this Proxy Statement was first mailed to stockholders (as stated on page 1 of this Proxy Statement)), then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the individuals named in the proxies solicited on behalf of our board of directors for use at our next annual meeting of stockholders will have the right to exercise discretionary voting authority as to such proposal.

Advance Notice Requirements for Stockholder Nominations for Next Year’s Annual Meeting

Nominations for election to our board of directors must be received by October 22, 2009 to be considered by our Nominating Committee and must be accompanied the information and materials required by our By-laws.

Other Requirements

You also must comply with all applicable requirements of the Exchange Act for nominations of directors and proposals of business to be conducted at stockholder meetings. If you have not complied with the procedures described above, the chairman of the meeting may refuse to acknowledge your nomination or proposal. These procedures will not be deemed to affect any of your rights under Rule 14a-8 under the Exchange Act to request inclusion of proposals in our proxy statements.

Change in the Date of Next Year’s Annual Meeting

If our board of directors selects a date for next year’s annual meeting of stockholders that is more than 30 calendar days before or after the date that is one year after the date of the Annual Meeting, we will inform you of the change and include the new dates by which (i) stockholder proposals must be submitted to us for inclusion in our proxy statement and form of proxy card for next year’s annual meeting of stockholders and (ii) stockholder proposals must be received to not be considered to be “untimely,” in our first Quarterly Report on Form 10-Q following the change.

Delivery of this Proxy Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please call us at 609-613-4125 or send a written request to rsmith@pharmasset.com or Investor Relations, Pharmasset, Inc., 303-A College Road East, Princeton, New Jersey 08540. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

		000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE			000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)			000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			Electronic Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on March 24, 2009.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01- G. Steven Burrill	☐	☐	02- Elliot F. Hahn	☐	☐	03- Robert F. Williamson III	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.	☐	☐	☐	3. To ratify the amendment of our 2007 Equity Incentive Plan.	☐	☐	☐

In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Annual Meeting Proxy Card. Please sign this proxy exactly as you name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership only authorized persons should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — PHARMASSET, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on March 24, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PHARMASSET, INC.

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Kurt Leutzinger and Paul Lubetkin, or each of them, with full power of substitution, as proxies to act and vote at the 2009 Annual Meeting of Stockholders of Pharmasset, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS NUMBER 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE